Exhibit 4.10

Third Amended and Restated Power of Attorney

I, Shen Ya, a Chinese citizen with Chinese Identification Card No.: 330302197112290039, and a holder of 99.2% of the entire registered capital in GUANGZHOU VIPSHOP INFORMATION TECHNOLOGY CO., LTD., (“Vipshop”) (“My Shareholding”), hereby irrevocably authorize Vipshop (China) Co., Ltd.  (the “WFOE”) to exercise the following rights relating to My Shareholding during the term of this Third Amended and Restated Power of Attorney:

The WFOE is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including without limitation to: 1) attend shareholders’ meetings of Vipshop; 2) exercise all the shareholder’s rights and shareholder’s voting rights I am entitled to under the laws of China and Vipshop’s Articles of Association, including but not limited to the sale or transfer or pledge or disposition of My Shareholding in part or in whole; and 3) designate and appoint on behalf of myself the legal representative, the executive director and/or director, supervisor, the chief executive officer and other senior management members of Vipshop.

Without limiting the generality of the powers granted hereunder, the WFOE shall have the power and authority under this Third Amended and Restated Power of Attorney to execute the Transfer Contracts stipulated in Fourth Amended and Restated Exclusive Option Agreement, to which I am required to be a party, on behalf of myself, and to effect the terms of the Fourth Amended and Restated Share Pledge Agreement and Fourth Amended and Restated Exclusive Option Agreement, both dated the date hereof, to which I am a party.

All the actions associated with My Shareholding conducted by the WFOE shall be deemed as my own actions, and all the documents related to My Shareholding executed by the WFOE shall be deemed to be executed by me. I hereby acknowledge and ratify those actions and/or documents by the WFOE.

The WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent.

This Third Amended and Restated Power of Attorney is coupled with an interest and shall be irrevocable and continuously valid from the date of execution of this Third Amended and Restated Power of Attorney, so long as I am a shareholder of Vipshop.   Meanwhile, this Third Amended and Restated Power of Attorney shall fully supersede the original Power of Attorney which I executed and issued to WFOE on Aug 6th, 2015.

During the term of this Third Amended and Restated Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to WFOE through this Third Amended and Restated Power of Attorney, and shall not exercise such rights by myself.

This Third Amended and Restated Power of Attorney is written in Chinese and English; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

Shen Ya

		By:	/s/ Shen Ya
December 23th, 2015

Witness:	/s/ Zhang Yu
Name: Zhang Yu
December 23th, 2015

Second Amended and Restated Power of Attorney

I, Hong Xiaobo, a Chinese citizen with Chinese Identification Card No.: 330328197206015314, and a holder of 0.8% of the entire registered capital in GUANGZHOU VIPSHOP INFORMATION TECHNOLOGY CO., LTD., (“Vipshop”) (“My Shareholding”), hereby irrevocably authorize Vipshop (China) Co., Ltd.  (the “WFOE”) to exercise the following rights relating to My Shareholding during the term of this Second Amended and Restated Power of Attorney:

The WFOE is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including without limitation to: 1) attend shareholders’ meetings of Vipshop; 2) exercise all the shareholder’s rights and shareholder’s voting rights I am entitled to under the laws of China and Vipshop’s Articles of Association, including but not limited to the sale or transfer or pledge or disposition of My Shareholding in part or in whole; and 3) designate and appoint on behalf of myself the legal representative, the executive director and/or director, supervisor, the chief executive officer and other senior management members of Vipshop.

Without limiting the generality of the powers granted hereunder, the WFOE shall have the power and authority under this Second Amended and Restated Power of Attorney to execute the Transfer Contracts stipulated in Fourth Amended and Restated Exclusive Option Agreement, to which I am required to be a party, on behalf of myself, and to effect the terms of the Fourth Amended and Restated Share Pledge Agreement and Fourth Amended and Restated Exclusive Option Agreement, both dated the date hereof, to which I am a party.

All the actions associated with My Shareholding conducted by the WFOE shall be deemed as my own actions, and all the documents related to My Shareholding executed by the WFOE shall be deemed to be executed by me. I hereby acknowledge and ratify those actions and/or documents by the WFOE.

The WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent.

This Second Amended and Restated Power of Attorney is coupled with an interest and shall be irrevocable and continuously valid from the date of execution of this Second Amended and Restated Power of Attorney, so long as I am a shareholder of Vipshop.   Meanwhile, this Second Amended and Restated Power of Attorney shall fully supersede the original Power of Attorney which I executed and issued to WFOE on Aug 6th, 2015.

During the term of this Second Amended and Restated Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to WFOE through this Second Amended and Restated Power of Attorney, and shall not exercise such rights by myself.

This Second Amended and Restated Power of Attorney is written in Chinese and English; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

Hong Xiaobo

		By:	/s/ Hong Xiaobo
December 23, 2015
Witness:	/s/ Zhang Yu
Name: Zhang Yu
December 23, 2015